As filed with the Securities and Exchange Commission on April 8, 2009	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE MANAGEMENT NETWORK GROUP, INC.
(Exact name of company as specified in its charter)

Delaware	48-1129619
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
7300 College Boulevard, Suite 302, Overland Park, Kansas 66210

(Address of principal executive offices) (Zip code)
(913) 345-9315

(Registrant’s telephone number, including area code)
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Richard P. Nespola
Chairman of the Board
and Chief Executive Officer
The Management Network Group, Inc.
7300 College Blvd., Suite 302, Overland Park, Kansas 66210
(913) 345-9315
(Name, address, and telephone number, including area code, of agent for service)
Copy To:
Thurston Cromwell, Esq.
General Counsel
The Management Network Group, Inc.
7300 College Blvd., Suite 302, Overland Park, Kansas 66210
(913) 345-9315
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM
	MAXIMUM	OFFERING	AGGREGATE	AMOUNT OF
TITLE OF SECURITIES TO	AMOUNT TO BE	PRICE	OFFERING	REGISTRATION
BE REGISTERED	REGISTERED (1)	PER SHARE (2)	PRICE	FEE
Common Stock, $0.001 par value, and the associated Preferred Stock Purchase Rights. (3)	400,000 shares	$0.29	$116,000	$6.47

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on April 3, 2009 because the price at which the shares may be purchased under the Employee Stock Purchase Plan in the future is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(3)	Each share of Common Stock to be registered includes one associated preferred share purchase right issued pursuant to a Rights Agreement, dated as of March 27, 2008, by and between the Company and Computershare Trust Company N.A. No separate consideration is payable for the preferred share purchase rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to the registration of 400,000 additional shares of Common Stock authorized for issuance under the Registrant’s 1999 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The Registrant previously filed the following registration statements registering shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan: (1) a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on May 18, 2000 registering 213,708 shares of Common Stock, (2) a registration statement on Form S-8 filed with the SEC on April 29, 2004 registering 63,332 shares of Common Stock, (3) a registration statement on Form S-8 filed with the SEC on April 8, 2005 registering 150,000 shares of Common Stock, and (4) a registration statement on Form S-8 filed with the SEC on October 6, 2006 registering 300,000 shares of Common Stock. Capitalized terms used but not defined in this Registration Statement shall have the meaning given to them in the Employee Stock Purchase Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information.
Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents and information filed by The Management Network Group, Inc. (the “Registrant”) with the SEC are hereby incorporated by reference in this Registration Statement:
(1) The Registrant’s Annual Report on Form 10-K for the year ended January 3, 2009 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 3, 2009;
(2) The Registrant’s Current Report on Form 8-K as filed with the SEC on February 27, 2009;
(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the SEC on October 13, 1999; and
(4) The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A as filed with the SEC on March 27, 2008.
     Additionally, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”
The Registrant’s Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted hereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal. The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. The

Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant’s Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future, which provide for indemnification rights to the extent allowed under the DGCL, the Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant.
Item 7. Exemption from Registration Claimed.
Not applicable
Item 8. Exhibits.
The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).
Item 9. Undertakings.
A. The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 8th day of April, 2009.

THE MANAGEMENT NETWORK GROUP, INC.

/s/ RICHARD P. NESPOLA
Richard P. Nespola Chairman and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
     Know all persons by these presents, that each person whose signature appears below constitutes and appoints Richard P. Nespola and Donald E. Klumb, jointly and severally, as his attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ RICHARD P. NESPOLA	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2009
Richard P. Nespola

/s/ DONALD E. KLUMB	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2009
Donald E. Klumb

/s/ MICKY K. WOO
Micky K. Woo	Director	April 8, 2009

/s/ FRANK SISKOWSKI
Frank M. Siskowski	Director	April 8, 2009

/s/ ROY A. WILKENS
Roy A. Wilkens	Director	April 8, 2009

/s/ ANDREW LIPMAN
Andrew D. Lipman	Director	April 8, 2009

/s/ ROBERT J. CURREY
Robert J. Currey	Director	April 8, 2009

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	1999 Employee Stock Purchase Plan.

4.2	Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 originally filed September 20, 1999 (Registration No. 333-87383), as amended (the “1999 S-1 Registration Statement”), is incorporated herein by reference as Exhibit 4.2.

4.3	Amended and Restated By-laws, filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 13, 2008, is incorporated herein by reference as Exhibit 4.3.

4.4	Specimen Common Stock Certificate, filed as Exhibit 4.1 to the 1999 S-1 Registration Statement, is incorporated herein by reference as Exhibit 4.4.

4.5	Rights Agreement, dated as of March 27, 2008, by and between the Company and Computershare Trust Company N.A., filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 27, 2008 filed with the Securities and Exchange Commission, is incorporated herein by reference as Exhibit 4.5.

4.6	Form of Rights Certificate, filed as Exhibit B to the Rights Agreement filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 27, 2008, filed with the Securities and Exchange Commission, is incorporated herein by reference as Exhibit 4.6.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).